UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2013

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250

 Lexington, Kentucky 40503

 (Address of principal executive office) (Zip Code)

(859) 389-6500

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 18, 2013, Rhino Energy LLC (the “Company”), a wholly owned subsidiary of Rhino Resource Partners LP (the “Partnership”), as borrower, and the Partnership and certain of its subsidiaries, as guarantors, entered into an amendment of its Amended and Restated Credit Agreement (the “Amendment”) with PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the lenders party thereto. The Amendment provides for an increase in the maximum allowed investments under the Amended and Restated Credit Agreement from $25 million to $40 million. The Amendment also alters the maximum leverage ratio, as calculated in accordance with the Amended and Restated Credit Agreement, such that the Partnership’s and its consolidated subsidiaries’ shall not at any time permit the leverage ratio, calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From April 1, 2013 through March 31, 2015	3.75 to 1.00
From April 1, 2015 through September 30, 2015	3.50 to 1.00
From October 1, 2015 through December 31, 2015	3.25 to 1.00
For each fiscal quarter thereafter	3.00 to 1.00”

In addition, the pricing grid of the Amended and Restated Credit Agreement was altered by the Amendment to include applicable interest rates for borrowings, letter of credit fees and commitment fees on unused borrowings based upon the calculated leverage ratio when it is greater than or equal to 3.00 to 1.00. All other terms of the Amended and Restated Credit Agreement were not affected by the Amendment.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by referenced into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated April 18, 2013 by and among Rhino Energy LLC, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the guarantors and lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: April 19, 2013
	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated April 18, 2013 by and among Rhino Energy LLC, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the guarantors and lenders party thereto.